SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 10, 2004

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Earlier this year, the Compensation Committee (“Committee”) of the Board of Directors of Mission Resources Corporation (the “Company”) engaged an outside consultant to assist it in evaluating the compensation paid by the Company to its non-employee directors and executive officers. Based on its evaluation, the Committee determined that the compensation paid by the Company to its non-employee directors was not consistent with the compensation paid by energy companies of similar size, complexity and activity to their non-employee directors. In order to attract and retain qualified non-employee directors to serve on the Company’s Board of Directors, the Committee decided to revise the compensation paid by the Company to its non-employee directors. Specifically, on December 6, 2004, the Committee granted to each of the Company’s non-employee directors, David A.B. Brown, Joseph N. Jaggers, Robert R. Rooney and Herbert C. Williamson III, a non-statutory option to purchase 5,000 shares of the Company’s common stock at price per share of $5.78, which was the closing price of the Company’s common stock on the date of grant. These options are fully-vested and have a term of 10 years. The Committee also adopted an amendment to the Company’s 2004 Incentive Plan (the “Plan”), which is to be submitted to the Company’s stockholders for their approval at the Company’s 2005 Annual Meeting of Stockholders, increasing from 5,000 to 10,000 the number of shares of the Company’s common stock that are automatically granted to each non-employee director pursuant to a non-statutory option on the first business day after each annual meeting of the Company’s stockholders. Non-statutory options granted to non-employee directors pursuant to this provision of the Plan are fully-vested, have a term of 10 years and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Committee had also increased the annual cash fee paid to non-employee directors from $18,000 to $20,000, and the meeting attendance fee paid to non-employee directors for both board and committee meetings from $800 to $1,000 per meeting. Non-employee directors who chair a committee continue to receive an additional cash fee of $7,500, except for the chair of the Audit Committee, who continues to receive an additional cash fee $15,000.

In connection with its evaluation of the compensation paid by the Company to its executive officers, the Committee reviewed the base salaries paid to officers in similar positions among energy companies of similar size, complexity and activity. The Committee also considered the officer’s past performance, contribution to the Company’s past performance, level of responsibility, experience, seniority and general economic and industry conditions. Based on its evaluation, on December 6, 2004, the Committee increased the annual salaries of Robert L. Cavnar, the Company’s Chairman, President and Chief Executive Officer, and Richard W. Piacenti, the Company’s Executive Vice President and Chief Financial Officer, from $330,000 to $400,000 and from $250,000 to $275,000, respectively, effective January 1, 2005. The annual salaries of the Company’s other executive officers remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: December 10, 2004	By:	/s/ Richard W. Piacenti
	Name:	Richard W. Piacenti
	Title:	Executive Vice President and Chief Financial Officer